Exhibit 10.1

CREDIT LINE AGREEMENT

THIS CREDIT LINE AGREEMENT is entered into as of September 26, 2013, between MAX SOUND CORPORATION, a Delaware corporation (“Borrower”), and Greg Halpern (“Lender”).

WHEREAS, Borrower wish to obtain a revolving line of credit from Lender, and, upon the terms and subject to the conditions set forth herein, Lender is willing to make the line of credit available to Borrower.

NOW, THEREFORE, Borrower and Lender, intending to be legally bound hereby, agree as follows:

ARTICLE I    CREDIT LINE

1.1. Credit Line.  Absent an Event of Default and earlier termination, Lender hereby establishes for the benefit of Borrower, subject to the terms and conditions of this Agreement, a revolving line of credit (the “Credit Line”) in the amount of $1,000,000 (the “Maximum Credit”) that will mature and expire on or before the second (2nd) anniversary of the date hereof (the “Maturity Date”).  All requests for advances under the Credit Line shall be directed to Lender pursuant to this agreement. Borrower’s unconditional obligation to repay all advances under the Credit Line and to pay interest thereon shall be evidenced by and representing the obligations of Borrower to pay Lender the outstanding amount of the Credit Line plus interest accrued thereon, as set forth herein.  In no event shall the outstanding principal balance under the Credit Line exceed the Maximum Credit.

1.2. Repayment of Credit Line.  Prior to the Maturity Date, Borrower may borrow, prepay and reborrow under the Credit Line.  The outstanding balance of the Credit Line shall be due and payable on or before the Maturity Date, subject to acceleration as herein provided.   Borrower shall pay principal balance, interest at the 4% annual as of the date of the delivery of the Notice of Borrowing, and all other amounts payable hereunder without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim, all of which are hereby waived.  Any prepayment of principal shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment.

1.3. Use of Proceeds.  Borrower shall apply the proceeds of loan advances made by Lender to Borrower under the Credit Line (the “Advances”) to be used for working capital or general corporate purposes.

1.4. Payments and Computations.

(a)  Borrower shall make each payment hereunder not later than 5:00 P.M. on the day when due.  Any payment received after 5:00 P.M. (including any payment in full of the Obligations) shall be deemed received on the immediately following Business Day.  All prepayments of every kind on account of the Credit Line shall be first applied to accrued and unpaid interest and then to the principal balance thereof.

(b)  Borrower shall pay principal, interest and other amounts payable hereunder without any deduction, setoff, recoupment or counterclaim.

(c)  Lender’s records of advances and payments under the Credit Line shall be deemed correct and binding upon Borrower except for manifest error.

(d)  Lender may elect to receive any portion of repayment of principal and/or interest in shares of the Corporation at a 10% premium to the closing market price on the day of conversion. Lender waives the Company’s obligation to reserve any shares for such conversion and agrees that conversion will not be an option to Lender is such shares are not available in the Company’s treasury.

(e)  Lender will receive a 40 cent per share three year warrant per $1.00 loaned to the Corporation. Form of Warrant is attached hereto.

ARTICLE II   CONDITIONS PRECEDENT

The obligation of Lender to extend the Credit Line shall be subject to the satisfaction, on or prior to the date of the consummation of the making of the Credit line available by Lender to Borrower under this Agreement (the “Closing Date”), of the following conditions precedent (all agreements and documents from Borrower or any other Person to be in form and substance acceptable to Lender, in its sole discretion):

2.1           Executed Loan Document.  Receipt by Lender of duly executed copies of this Agreement.

2.2           Organizational Documents.  Receipt by Lender of the following:

(a)           Charter Documents.  Copies of certificates of incorporation or other charter documents of Borrower and each Guarantor certified to be true and complete as of a recent date by the appropriate governmental authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary as of the Closing Date.

(b)           Bylaws.  A copy of the bylaws, as applicable, of Borrower certified by a secretary or assistant secretary of Borrower to be true and correct as of the Closing Date.

(c)            Resolutions.  Copies of resolutions or unanimous written consent of the board of directors or members, as applicable, of Borrower approving and adopting this Agreement, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of Borrower to be true and correct and in force and effect as of the Closing Date.

(d)           Good Standing.  Copies of a certificate of good standing, existence or its equivalent with respect to Borrower as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(e)            Financial Statements.  Receipt by Lender of Borrower’s Financial Statements for the fiscal year ending December 31, 2012 and such other information relating to Borrower as Lender may reasonably require.

(f)             Consents.  Receipt by Lender of evidence that all governmental, shareholder, member and third party consents and approvals required in connection with the transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of Lender could have such effect.

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF BORROWER

In order to induce Lender to enter into this Agreement and to make available the Loan contemplated hereby, Borrower hereby represents and warrants to Lender.

3.1.  Organization and Qualification.   Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (ii) has the power and authority to enter into the Loan Documents, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

3.2. No Conflict.   The execution and delivery by Borrower of the Loan Documents executed and delivered in connection herewith and the performance of the obligations of Borrower hereunder and thereunder and the consummation by Borrower of the transactions contemplated hereby and thereby: (i) are within the powers of Borrower; (ii) are duly authorized by the Board of Directors of Borrower and, if necessary, its stockholders or members; (iii) are not in contravention of the terms of the articles or certificate of incorporation or bylaws of Borrower or of any contractual obligations; (iv) do not require the consent, registration or approval of any governmental authority or any other person; (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon Borrower.

3.3.  Enforceability.  The Agreement and all of the other Loan Documents are the legal, valid and binding obligations of Borrower, and are enforceable against Borrower in accordance with their terms.

3.4. Financial Data. Borrower shall have furnished to Lender and Lender the following Financial Statements (the “Financials”): (i) the balance sheet of Borrower as of, and statements of income, retained earnings and changes in financial position for the fiscal year ended December 31, 2012, audited by independent certified public accountants, and (ii) the unaudited balance sheet of Borrower as of, and statement of income, and retained earnings for the fiscal quarter ended March 31, 2009, prepared by independent certified public accountant. The Financials are in accordance with the books and records of Borrower and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited Financial Statements, to normal year end adjustments), and such Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods involved. Since March 31, 2009, there have been no changes in the condition, financial or otherwise, of Borrower as shown on the respective balance sheets of Borrower described above, except (a) as contemplated herein and (b) for changes which individually or in the aggregate do not constitute a Material Adverse Change. For the purpose of this Agreement, the “Material Adverse Change” shall mean a material adverse change in (i) the business, operations, results of operations, assets, liabilities or conditions (financial or otherwise) of the Borrower, (ii) Borrower’s ability to perform its obligations under the Load Documents, or (iii) the validity, enforceability or availability of rights and remedies of Lender hereunder, in each case as determined by Lender in its sole but reasonable discretion.

3.5. Judgments or Litigation.  There is no material (a) judgment, order, writ or decree outstanding against Borrower or (b) pending or, to the best of Borrower’s knowledge, threatened litigation, contested claim, governmental, administrative or regulatory investigation, arbitration, or governmental audit (for taxes or otherwise) or proceeding by or against Borrower.  No judgment, order, writ, decree, pending or threatened litigation, contested claim, investigation, arbitration and governmental proceeding pertaining to Borrower (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

3.6. Defaults.  Borrower is not in default under any Contractual Obligations which default could reasonably be expected to have a Material Adverse Effect. For the purpose of this Agreement, the “Contractual Obligation” shall mean with respect to any person, any term or provision of any securities issued by such person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

3.7. Compliance with Law.  Borrower has not violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other governmental authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations which failure or violation could reasonably be expected to have a Material Adverse Effect.  Borrower has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and Borrower has no reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect. For the purpose of this Agreement, the “Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, results of operations, assets, liabilities or conditions (financial or otherwise) of Borrower, (ii) Borrower’s ability to perform its obligations under the Load Documents, or (iii0 the validity, enforceability or availability of rights and remedies of Lender hereunder, in each case as determined by Lender in its sole but reasonable discretion.

3.8. Compliance with Environmental Laws.  The operations of Borrower materially comply with all applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines; and none of the operations of Borrower are the subject of any material judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines.  None of the operations of Borrower are the subject of any federal or state investigation evaluating whether Borrower disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.  Borrower has not filed or received any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.  Borrower has no contingent liability of which Borrower have knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has Borrower received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

3.9. Intellectual Property.  As of the date hereof, Borrower has the valid right to use all of the Intellecutal Property that is necessary for the conduct of Borrower’s business as currently conducted. The “Intellectual Property” shall mean patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes.

3.10. Licenses and Permits.  Borrower has obtained and holds in full force and effect all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of its business as presently conducted and as proposed to be conducted.  Borrower is not in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval which in any such case could reasonably be expected to have a Material Adverse Effect.

3.11. Title to Property.  Borrower has (i) valid leasehold interests in all of the real property it occupies as a tenant, and (ii) good, marketable and exclusive title to all of the other Property it purports to own  (including without limitation, all real and personal property in each case as reflected in the Financial Statements delivered to Lender hereunder), other than, with respect to property described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Agreement since the date of the most recent audited  balance sheet of Borrower, and in each case subject to no claims, options, rights or interests of any other person.  Borrower enjoys peaceful and undisturbed possession of all its real property, and there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any such real property.  The leases with respect to the leased property, together with any leases of real property entered into by Borrower after the date hereof, are referred to collectively as the “Leases”.  None of the Leases contains provisions which have or could reasonably be expected to have a Material Adverse Effect.  No material default exists under any Lease.

3.12.  Labor Matters.  Borrower is not engaged in any unfair labor practice.  There is (a) no material unfair labor practice complaint pending against Borrower or, to the best knowledge of Borrower, threatened against Borrower, before the National Labor Relations Board, and no grievance or arbitration proceeding with any employee, or group or committee representing any employees, or arising out of or under collective bargaining agreements that has or could reasonably be expected to have a Material Adverse Effect is so pending against Borrower or, to the best knowledge of Borrower, threatened against Borrower, (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of Borrower, threatened against Borrower, and (c) no union representation questions with respect to the employees of Borrower and no union organizing activities.

3.13. Investment Company.   Borrower is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (b) a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

3.14. Taxes and Tax Returns.

(a)  Borrower has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof except where the failure to file could not reasonably be expected to have a Material Adverse Effect.  The information filed is complete and accurate in all material respects.

(b)  (i) All Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefore, as set forth in the Financial Statements, and (ii) Borrower has no material liability for such Taxes for such periods in excess of the amounts so paid or reserves so established.  No material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against Borrower except those that are paid or contested within the time limits designated by law or the applicable governmental authority and no material tax Liens have been filed.

3.15. Material Contracts.   Schedule 3.15 sets forth a true, correct and complete list of all the Material Contracts currently in effect on the date hereof.  None of the Material Contracts contains provisions which have or could reasonably be expected to have a Material Adverse Effect.  All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

3.16. Accuracy and Completeness of Information.  All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of Borrower in writing to Lender for purposes of or in connection with this Agreement or any Loan Documents, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.  There is no fact now known to any officer of Borrower which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financials, or any certificate, opinion or other written statement made or furnished by Borrower to Lender.

3.17. Solvency.  After giving effect to the transactions contemplated under this Agreement, Borrower is able to pay its respective debts as they become due, and has capital sufficient to carry on its respective business and all businesses in which it is about to engage, and now owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower’s debts.  Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

3.18. Survival of Representations.  All representations made by Borrower in this Agreement and in any other Loan Document shall survive the execution and delivery hereof and thereof.

ARTICLE IV REPRESENTATIONS AND WARRANTS OF LENDER

4.1. Evaluation of Risks.  Lender has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in Lender and of protecting its interests in connection with this transaction.  It recognizes that its investment in Lender involves a high degree of risk.

4.2. No Legal Advice From Borrower.  Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of Borrower or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

4.3 Information.  Lender and his advisors (and his counsel), if any, have been furnished with all materials relating to the business, finances and operations of Borrower and information it deemed material to making an informed investment decision.  Lender and his advisors, if any, have been afforded the opportunity to ask questions of Borrower and its management.  Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on Borrower’s representations and warranties contained in this Agreement.  Lender understands that its investment involves a high degree of risk. Lender is in a position regarding Borrower, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from Borrower in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction

ARTICLE V   COVENANTS

Until termination of this Agreement and the payment and satisfaction of all obligations, Borrower covenants and agrees as follows:

5.1. Financial Information     Borrower will furnish to Lender the following information within the following time periods:

(a)  within 120 days after the close of each fiscal year of Borrower, the audited balance sheets and statements of income and retained earnings and of changes in cash flow of Borrower, for such year, each in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP, and accompanied by a report and unqualified opinion of an independent accountant selected by Borrower and acceptable to Lender and concurrently with the delivery of such financial statements, an unaudited balance sheet of Borrower for such year, in reasonable detail, setting forth in comparative form the corresponding figures from the preceding year, prepared in accordance with GAAP;

(b)  within 45 days after the end of each fiscal quarter of Borrower, unaudited Financial Statements similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with GAAP (except that such quarterly statements need not include footnotes) and certified by an Authorized Person described in paragraph (c) below; and

(c)  at the time of submission of the quarterly Financial Statements (for the first three fiscal quarters in any fiscal year) and the annual Financial Statement of Borrower, a certificate executed by an authorized person, certifying that, following a review of the Agreement, no Event of Default is outstanding and demonstrating compliance with the financial covenants by calculation thereof as of the end of each such fiscal quarter.

(d)  Such other reports, certificates, schedules, documents, data or information concerning Borrower’s finances and Property as Lender may reasonably request from time to time.

5.2. Existence.  Borrower (a) will maintain its corporate existence, (b) will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, (c) will obtain or maintain patents, contracts and other rights necessary or desirable to the profitable conduct of its business, (d) will continue in, and limit its operations to, the same general lines of business as that presently conducted by it and (e) will comply with all applicable laws, rules and regulations of any federal, state or local Governmental Authority, except in the case of (b), (c) and (e) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

5.3. Environmental Matters.  Borrower will conduct its business so as to comply in all material respects with all environmental laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which it is or may at any time be doing business, except to the extent that Borrower is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, further, that Borrower will comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless Borrower shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.  If Borrower shall (a) receive notice that any violation of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline may have been committed or is about to be committed by Borrower, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower alleging violations of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline or requiring Borrower to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, Borrower will provide Lender with a copy of such notice within 5 days after the receipt thereof.

5.4. Taxes.  Borrower will pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against Borrower; provided, however, that unless such Taxes have become a federal tax or ERISA Lien on any of the assets of Borrower, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefore as required in order to be in conformity with GAAP.

5.5. Compliance With Laws.  Borrower will comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, and to the operation of its business except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

5.6. Maintenance of Property.  Borrower will keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices and not to commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

ARTICLE VI   EVENTS OF DEFAULT AND REMEDIES

6.1. Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a)  failure of Borrower to pay (i) any interest or fees when due hereunder, whether at state maturity, by acceleration or otherwise, or (ii) any principal outstanding under the Credit Line when due, whether at stated maturity, by acceleration or otherwise.

(b)  any representation or warranty, contained in this Agreement, the other Loan Documents or any other agreement, document, instrument or certificate between Borrower and Lender or executed by Borrower in favor of Lender shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

(c)  failure of Borrower to comply with any other covenant contained in this Agreement, the other Loan Documents or any other agreement, document, instrument or certificate between Borrower and Lender or executed by Borrower in favor of Lender and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within 10 days of its occurrence;

(d)  dissolution, liquidation, winding up or cessation of the business (or any material portion of the business) of Borrower, or the failure of Borrower to meet its debts generally as they mature, or the calling of a meeting of Borrower’s creditors for purposes of compromising Borrower’s debts;

(e)  the commencement by or against Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against Borrower, such proceeding is not dismissed within 60 days;

 (f)  any party (other than Lender) to any Loan Document shall deny or disaffirm its obligations under any of the Loan Documents, or an Event of Default shall have occurred or a  Default shall occurred and not been cured within any contractual cure period under any other Loan Document, or any Loan Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of Lender, or any action or proceeding shall have been commenced by any person (other than Lender) seeking to invalidate, declare unenforceable, cancel, revoke, rescind or disaffirm the obligations of any party to any Loan Document;

(g)  one or more judgments or decrees shall be entered against Borrower involving a liability of $25,000 or more individually or in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by Lender in its reasonable discretion) and any such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

(h)  a Material Adverse Change occurs; or

(i)  Borrower is indicted or convicted of the commission of a crime or any proceeding of any kind is pending or threatened which would reasonably be likely to result in the forfeiture of any material portion of the property of borrower to any governmental authority.

6.2. Rights and Remedies upon a Default or an Event of Default. Upon the occurrence of any Event of Default, any obligation of Lender to make loan advances under the Credit Line shall terminate and Lender may take any or all of the following actions: declare all obligations to be immediately due and payable (except with respect to any Event of Default in which case all obligations shall automatically become immediately due and payable without the necessity of any action, decision, notice or demand) without presentment, demand, protest or any other action or obligation of Lender.

ARTICLE VII   TERMINATION

All Advances made hereunder shall automatically become due and payable in full on the Maturity Date.  All of Lender’s rights, liens and security interests in and to Borrower’s Property shall continue after any termination until (a) all obligations have been indefeasibly paid and satisfied in full unless otherwise prohibited under any applicable federal or state law, (b) Lender shall have received a written agreement (in form and substance acceptable to Lender in its sole and absolute discretion) executed by Borrower and by a Person whose loans or advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any loss or damage, or (c) Lender shall have retained such monetary reserves necessary to pay in full all obligations for such period of time, in its reasonable discretion.

ARTICLE VIII  MISCELLANEOUS

8.1. JURY TRIAL.  TO THE EXTENT ANY DISPUTE IS NOT SUBJECT TO ARBITRATION, LENDER AND BORROWER EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

8.2  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, AND ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.  Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of Delaware or of the United States District Court for the District of Delaware, and, by execution and delivery of this Agreement,  Borrower, and Lender hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail return receipt requested, postage prepaid, or by nationally recognized overnight courier to it at the address set out for notices pursuant to Section 8.3, such service to become effective 3 days (or 1 day if sent by such courier) after such mailing.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a party hereto in any other jurisdiction.

8.3. Notices.  Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, by overnight delivery service, with all charges prepaid, or by facsimile (with transmission certification), if to Lender or Borrower to the addresses or by facsimile transmission set forth on the signature hereto.  All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, 3 Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that all notices to Lender shall not be effective until actually received.

8.4. Assignability.  Borrower shall not have the right to assign or delegate their obligations and duties under this Agreement or any other Loan Documents or any interest therein except with the prior written consent of Lender.

8.5. Indemnification.  Borrower shall indemnify, defend and hold harmless Lender, its  representatives, agents, accountants, counsel, successors and assigns, and their respective affiliates  from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Agreement, the other Loan Documents, or the transactions contemplated thereby, (ii) any actual or proposed use by Borrower of the proceeds of the Credit Line, (iii) Lender entering into, performing under or enforcing this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing, or (iv) the breach by Borrower of any warranty, undertaking or covenant made at any time hereunder or under any other Loan Document and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by Borrower or Lender in connection with compliance by Borrower with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.  If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  Borrower’s obligations under this Section 6.5 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Agreement.

8.6. Entire Agreement, Successors and Assigns.  This Agreement along with the other Loan Documents constitutes the entire agreement between Borrower and Lender regarding the subject matter hereof, supersedes any prior agreements among them, and shall bind and benefit Borrower and Lender and their respective successors and permitted assigns.  No rights are intended to be created hereunder or under any other Loan Documents for the benefit of any person not a signatory hereto or thereto.

8.7. Amendments.  Neither the amendment or waiver of any provision of this Agreement or any other Loan Document, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.8. Non-Agency of Lender.  The relationship between Borrower on the one hand and Lender on the other hand shall be solely that of Borrower and Lender.  Lender shall not have any fiduciary responsibilities to Borrower or be deemed to have entered into any partnership or joint venture with Borrower.  Lender shall not undertake any responsibility to Borrower to review, evaluate or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.

8.9. Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Signature by facsimile shall bind the parties hereto.

8.10. Effectiveness.  This Agreement shall become effective on the date on which all of the conditions to effectiveness contained herein have been satisfied (as determined by Lender in its sole and absolute discretion) and all of the parties have signed a copy hereof (whether the same or different copies) and Lender shall have received executed originals of this Agreement and the other Loan Documents.

8.11. Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.12. Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.13. Information.  At Borrower’s written request, Lender agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement; provided that nothing herein shall prevent Lender from disclosing such information (a) to any other person if reasonably incidental to the administration of the credit facility provided herein, (b) as required by any law, rule, or regulation, (c) upon the order of any court or administrative agency; provided, however, if allowed by applicable law, rule, regulation or order, Lender shall use commercially reasonable efforts to notify Borrower of such order to allow Borrower to seek court relief to block or limit such disclosure, (d) upon the request or demand of any regulatory agency or authority; provided, however, if allowed by applicable law, rule, regulation or order, Lender shall use commercially reasonable efforts to notify Borrower of such order to allow Borrower to seek court relief to block or limit such disclosure, (e) that is or becomes available to the public or that is or becomes available to Lender other than as a result of a disclosure by Lender prohibited by this Agreement, (f) in connection with any litigation to which Lender or any of its Affiliates may be a party relating to this Agreement or the transactions contemplated hereunder, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lender relating to such tax treatment and tax structure.

[THE REMAINING PAGE LEFT BLANK INTENTIONALLY]

[SIGNATURE PAGE TO THIS AGREEMENT]

 IN WITNESS WHEREOF, the parties hereto have caused this Credit Line Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

Max Sound Corporation

By: /s/ John Blaisure
Name: John Blaisure
Title: President

Greg Halpern

/s/ Greg Halpern

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,  OR  APPLICABLE  STATE  SECURITIES  LAWS.   THE  SECURITIES  MAY  NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID  ACT  OR  (II)  UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Right to Purchase XXX shares of Common Stock of Max Sound Corporation (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2013-003	Issue Date: XXXXXXXX, 2013

MAX SOUND CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, Greg Halpern or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the third anniversary of the Issue Date (the “Expiration Date”), up to XXXXXX fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.40. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price."  The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.  The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, provided such reduction is made as to all outstanding Warrants for all Holders of such Warrants

As used herein the following terms, unless the context otherwise requires, have the following respective  meanings:

(a) The term “Company” shall mean Max Sound Corporation, a Delaware corporation, and any corporation which shall succeed or assume the obligations of Max Sound Corporation hereunder.
(b) The term “Common Stock” includes (i) the Company's Common Stock, $0.0001 par value per share, as authorized as of the date hereof, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.
(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.
(d) The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part  in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2. Full Exercise.  This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and delivery within two days thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3. Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in subsection 1.2   except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the  Subscription Form by (b) the Purchase Price then in effect.  On any such partial exercise provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a) If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the American Stock Exchange, LLC, then the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Determination  Date;

(b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the American Stock Exchange, Inc., but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, then the average of the closing bid and ask prices reported for the five (5) Trading Days immediately prior to (but not including) the Determination Date;

(c) Except as provided in clause (d) below and Section 3.1, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or
(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter  in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share  in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the full purchase price listed in the Subscription Form is received as specified in Section 1.2, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter (“Warrant Share Delivery Date”), the Company at its expense (including the payment  by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this  Warrant is exercised which are not timely delivered.  The Company shall pay any payments incurred  under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon   the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

1.7. Buy-In.   In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant, within three (3) business days after the Warrant Share Delivery Date and the Holder or a broker on the Holder’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price  (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid   in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

2.  Cash Exercise.

Payment upon exercise may be made in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect   any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

3.  Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Fundamental Transaction.  If, at any time while this Warrant is outstanding, (A) the Company  effects any merger or  consolidation  of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group"  (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to  the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which  this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the  Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value. For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such fundamental Transaction, and the Company shall  apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any  such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk- free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

3.2. Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such  transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether   or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.  In  the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4.  Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so  obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.    The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.  This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7. Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.  Warrant Holder Not Deemed  Stockholder.

Except as otherwise specifically provided herein, the Holder, solely in such person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization,  issue  of  stock,  reclassification  of  stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant shares which such person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

10. Maximum Exercise.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of  the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%.  The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage to up to 9.99%, but not in excess of 9.99%.  The Holder may decide whether to convert a Convertible Note or exercise this Warrant to achieve an actual 4.99% or up to 9.99% ownership position as described above, but not in excess of 9.99%.

11. Warrant Agent.  The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

12. Transfer on the Company's Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

14. Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.   In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with   such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at  the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

MAX SOUND CORPORATION

By:	/s/ Greg Halpern
Name: Greg Halpern
Title: CFO

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO:  MAX SOUND CORPORATION

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___    ________ shares of the Common Stock covered by such Warrant; or

___    the maximum number of  shares  of  Common  Stock  covered  by  such  Warrant  pursuant  to  the exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___    $__________ in lawful money of the United States; and/or

___    the cancellation of such portion of the attached Warrant as is exercisable for a total of  _____ shares  of  Common  Stock  (using  a  Fair  Market  Value  of  $____ per  share  for  purposes  of  this calculation).

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to

_____________________________________________________               whose address is

                                                                                                                                        .
The undersigned  represents and  warrants that all offers and sales by  the undersigned  of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________

(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of MAX SOUND CORPORATION to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer   its respective right on the books of MAX SOUND CORPORATION with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________	(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

Name)
(address)
ACCEPTED AND AGREED: [TRANSFEREE]

(address)